UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2006

Oasys Mobile, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 Fayetteville Street Suite 600 Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

See disclosure in Item 3.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

On July 27, 2006, Oasys Mobile, Inc. entered into a Modification and Waiver Agreement (the “Modification Agreement”) with RHP Master Fund, Ltd. (“RHP”) and LAP Summus Holdings, LLC (“LAP”) (RHP and LAP are collectively referred to herein as the “Buyers”) in which the Buyers agreed to waive certain of their rights under the Securities Purchase Agreement, dated as of November 18, 2005 (the “Purchase Agreement”), and all of the other documents and instruments entered into in connection with the Purchase Agreement.

In consideration for entering into the Modification Agreement, each of the Buyers was issued amended A Warrants (the “Amended A Warrants”) in the form attached to this Current Report on Form 8-K as Exhibit 4.2. The Amended A Warrants, which expire on June 30, 2007, subject to extension under certain circumstances, (i) decreased the purchase price of the original A Warrants (the “Original A Warrants”) issued in connection with the Purchase Agreement from $2.00 per Unit to $1.10 per Unit, and (ii) increased the number of Units underlying the Amended A Warrants to a total of 2,800,000 Units from 2,000,000 Units underlying the Original A Warrants. Although the number of Units increased, the shares issuable upon the exercise of the C-2 Warrants underlying such Units remained unchanged at 800,000 shares in the aggregate. The Buyers in the Modification Agreement agreed to waive their right to cause Oasys Mobile to redeem the 6% Senior Secured Debentures (the “Debentures”) issued in connection with the Purchase Agreement pursuant to Article I.A.7 of the Debentures in the event that Oasys Mobile engages in a financing transaction or a series of related transactions in which 50% or more of the voting power of Oasys Mobile is disposed of.

Beginning on July 31, 2006, for each twenty (20) consecutive trading day period in which (i) the daily volume weighted average price of the Oasys Mobile common stock equals or exceeds $1.65 per share and (ii) the daily volume of Oasys Mobile common stock traded equals or exceeds 150,000 shares, then the total number of Units issuable upon exercise of the Amended A Warrants shall be reduced by twenty-five percent (25%), subject to extension as set forth in the Amended A Warrant.

The shares of Common Stock issuable upon exercise of the Amended A Warrants will be Registrable Securities (as defined in the Registration Rights Agreement dated as of November 18, 2005 by and among Oasys Mobile and the Buyers).

Item 9.01.    Financial Statements and Other Exhibits.

Exhibit 4.1	Modification and Waiver Agreement entered into as of July 27, 2006, by and between Oasys Mobile, RHP Master Fund, Ltd and LAP Summus Holdings, LLC

Exhibit 4.2	Form of Amended A Warrant

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OASYS MOBILE, INC.

By:	/s/ Donald T. Locke
Donald T. Locke Executive Vice-President - Corporate Development
Date: August 2, 2006